UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2006

Super Vision International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

8210 President’s Drive, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Super Vision International, Inc. (“Super Vision”) announced on December 6, 2006 that it has entered into a Settlement and License Agreement (the “Agreement”) with Color Kinetics Incorporated (“Color Kinetics”) dated as of December 4, 2006 ending all pending litigation between the two companies. Under the terms of the Agreement:

•	Super Vision will pay Color Kinetics $825,000 as settlement for all claims that the parties may have against each other to include all patent infringement damages and legal costs and fees that arose prior to the execution of the Agreement and the amount awarded to Color Kinetics in the final judgment issued by the U.S. District Court for the District of Massachusetts (the “Final Judgment”). Super Vision delivered to Color Kinetics a promissory note in the amount of $825,000 payable to Color Kinetics. Such promissory note shall be due and payable in full by December 25, 2007, and shall be paid in equal twelve (12) month installments of $68,750 beginning January 25, 2007 and payable by the 25th of each month following until paid in full. On satisfaction of the last payment by Super Vision under the promissory note and provided that Super Vision has not otherwise breached the Agreement, Color Kinetics shall waive payment of the amount awarded in the Final Judgment.

•	Super Vision will drop its pending claim of infringement against Color Kinetics with respect to U.S. patent #4,962,687, known as the ‘687 patent, in the U.S. District Court for the Eastern District of Texas.

•	Color Kinetics will drop its declaratory judgment claim of non-infringement of the ‘687 patent filed in the U.S. District Court for the District of Massachusetts.

•	Color Kinetics will grant Super Vision a royalty bearing license to its worldwide patent portfolio, allowing Super Vision to continue the manufacture and sale of its LED-based lighting products, including the SaVi™ line.

•	Super Vision will grant Color Kinetics a royalty free license to the ‘687 patent.

•	Super Vision waives its rights to appeal the Final Judgment granted to Color Kinetics by the U.S. District Court of Massachusetts on November 8, 2006. In its ruling, the Court permanently enjoined Super Vision from manufacturing or selling in the United States any of the Super Vision products that were held to infringe Color Kinetics’ patents, and all other Super Vision products which are merely colorable variations of the litigated products. By granting a license, Color Kinetics is allowing Super Vision to continue the sale of all enjoined products.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company and Color Kinetics Incorporated dated December 6, 2006 announcing the settlement and license agreement between the Company and Color Kinetics Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 6, 2006	SUPER VISION INTERNATIONAL, INC.

/s/ Michael A. Bauer
Name: Michael A. Bauer
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company and Color Kinetics Incorporated dated December 6, 2006 announcing the settlement and license agreement between the Company and Color Kinetics Incorporated.